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                                                                    Exhibit 31.1

                                  CERTIFICATION

I, M. Dale Skeen, Chief Executive Officer and Chief Technology Officer, certify that:

      (1) I have reviewed this quarterly report on Form 10-Q/A of Vitria Technology, Inc.; and

      (2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.



                                     By:  /s/ M. DALE SKEEN, PH.D.
                                          ------------------------------------
Date:  August 17, 2004                    M. Dale Skeen, Ph.D.
                                          Chief Executive Officer and Chief
                                          Technology Officer